Exhibit 13.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with Amendment No. 1 to the Annual Report of SK Telecom Co., Ltd. (the “Company”) on Form 20-F/A for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (this “Amendment”), Shin Bae Kim, as Chief Executive Officer of the Company, and Sung Min Ha, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) This Amendment fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in this Amendment fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Shin Bae Kim

Name:	Shin Bae Kim
Title:	Chief Executive Officer
Date:	July 25, 2005

/s/ Sung Min Ha

Name:	Sung Min Ha
Title:	Chief Financial Officer
Date:	July 25, 2005

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies this Amendment pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.